Oncolytics Biotech® Aligns with FDA on Registrational Path for Second-Line RAS-Mutant MSS Colorectal Cancer

FDA written feedback provides alignment on a potential pivotal Part B expansion of the ongoing REO 033 study

Proposed pathway offers potential accelerated approval based on objective response rate and progression-free survival supporting full approval

Pivotal expansion to follow initial clinical data from the ongoing randomized Part A

SAN DIEGO, CA, August 18, 2026 – Oncolytics Biotech® Inc. (Nasdaq: ONCY) (“Oncolytics” or the “Company”), a clinical-stage immunotherapy company developing pelareorep, today announced that it has received written feedback from the U.S. Food and Drug Administration (“FDA”) regarding the design of a potential pivotal Part B expansion of REO 033, the Company’s ongoing randomized study evaluating pelareorep in second-line RAS-mutant, microsatellite stable (“MSS”) metastatic colorectal cancer (“REO 033”).

The Company submitted a Type D meeting request to the FDA regarding the potential expansion of REO 033 into a pivotal study. Specifically, Oncolytics sought FDA feedback on the validity of the currently designed REO 033 (Part A) to support expansion of a pivotal Part B, and whether a Part B could support a potential accelerated approval pathway based on objective response rate and duration of response, with progression-free survival serving as the basis for full approval.

The FDA provided written responses that the Company believes represent important alignment regarding the proposed pivotal study design. The FDA also suggested that the Company hold an End-of-Phase meeting to reach final agreement on key elements of the registration program. Based on the substantive written feedback and alignment with the FDA regarding the Company’s immediate development plans for pelareorep in colorectal cancer, Oncolytics elected to forego its scheduled Type D meeting and intends to pursue an End-of-Phase meeting with the FDA as the program advances.

“We are thrilled with the response provided by the FDA and believe this feedback could support a highly efficient path to potentially transition REO 033 from its ongoing randomized Part A directly into a pivotal Part B,” said Jared Kelly, Chief Executive Officer of Oncolytics. “Importantly, the feedback provides alignment around the potential use of response rate to support an accelerated approval pathway and progression-free survival to support full approval. We appreciate the FDA’s thoughtful and clear guidance, which allows us to efficiently plan the next stage of development while continuing to generate the Part A clinical data that will inform our decision to launch Part B.”

REO 033 is currently evaluating pelareorep in combination with standard-of-care therapy in patients with second-line RAS-mutant, MSS metastatic colorectal cancer. The study was designed to allow for expansion into a pivotal Part B if supported by the clinical results observed in Part A and regulatory feedback. Based on the FDA’s written feedback, Oncolytics plans to minimize the time between the generation of supportive Part A data and initiation of Part B by launching Part B start-up activities as soon as positive interim Part A data are available.

Prior clinical data with pelareorep in metastatic colorectal cancer, including results from REO 022, demonstrated encouraging improvements in objective response rate, duration of response, progression-

free survival and overall survival in patients receiving pelareorep-containing therapy combined with the current standard of care. Pelareorep combination therapy has received Fast Track designation from the FDA in this patient population.

About REO 033
REO 033 is a randomized controlled clinical trial evaluating pelareorep in combination with folinic acid, fluorouracil and irinotecan (“FOLFIRI”) and bevacizumab versus FOLFIRI and bevacizumab alone in patients with second-line RAS-mutant, microsatellite stable metastatic colorectal cancer (link to study on ClinicalTrials.gov). The study is designed to confirm the encouraging efficacy signals observed in REO 022 while generating the controlled clinical data necessary to support future regulatory interactions and potential registration.

The ongoing Part A (n=60) is designed to evaluate the clinical activity of pelareorep and provide data to inform the potential transition into a pivotal Part B. Following the FDA’s written feedback, the Company intends to continue preparations for Part B and expects to determine whether to launch the pivotal expansion following the availability of initial clinical data from Part A.

About Pelareorep
Pelareorep is an intravenously delivered, systemically active, investigational immunotherapy with a dual mechanism of action that selectively replicates in tumor cells while activating both innate and adaptive anti-tumor immune responses, including the upregulation of key inflammatory cytokines resulting in the formation of tertiary lymphoid structures and the expansion of tumor-infiltrating lymphocytes. It has been administered to over 1,200 patients, and clinical studies have demonstrated pelareorep’s potential to enhance the activity of checkpoint inhibitors and other anti-cancer therapies across multiple solid tumor types.

About Oncolytics Biotech Inc.
Oncolytics is a clinical-stage biotechnology company developing pelareorep, an investigational intravenously delivered double-stranded RNA immunotherapeutic agent. Pelareorep has demonstrated encouraging results in multiple first-line pancreatic cancer studies, two randomized Phase 2 studies in metastatic breast cancer, and early-phase studies in anal and colorectal cancer. It is designed to induce anti-cancer immune responses by converting immunologically “cold” tumors to “hot” through the activation of innate and adaptive immune responses.

The Company is advancing pelareorep in combination with chemotherapy and/or checkpoint inhibitors in metastatic gastrointestinal cancers, where pelareorep has received Fast Track designation from the FDA for colorectal, anal, and pancreatic cancer. Oncolytics is actively pursuing strategic partnerships to accelerate development and maximize commercial impact. For more about Oncolytics, please visit: www.oncolyticsbiotech.com or follow the Company on LinkedIn and on X @oncolytics.

Forward-looking statements
This press release contains forward-looking statements, within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under applicable Canadian securities laws (such forward-looking statements and forward-looking information are collectively referred to herein as “forward-looking statements”). Forward-looking statements contained in this press release include statements regarding beliefs as to the potential, registration, mechanism of action and benefits of pelareorep as a cancer therapeutic; the Company’s goals, strategies, and objectives; expectations around the design, milestones, anticipated timelines and expected outcomes for current and future studies; its belief in the clinical promise and development plans of pelareorep in anal, colorectal, pancreatic and other gastrointestinal cancers, including, but not limited to, any End-

of-Phase meetings and potential initiation of Part B; and the Company’s goals and expectations for its potential registrational development path for pelareorep in multiple gastrointestinal cancers, including colorectal cancer. In any forward-looking statement in which Oncolytics expresses an expectation or belief as to future results, such expectations or beliefs are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will be achieved. These statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from those anticipated. These risks include, but are not limited to, regulatory outcomes, trial execution, financial resources, access to capital markets, and market dynamics. Please refer to Oncolytics’ public filings with securities regulators in the United States and Canada for more information. The Company assumes no obligation to update forward-looking statements, except as required by law.

Company Contact
Jon Patton
Director of IR & Communication
jpatton@oncolytics.com